UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2024

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

LSA Amendment

On February 19, 2024, Biofrontera Inc. (the “Company”) entered into the Second Amended and Restated License and Supply Agreement (the “LSA”), effective as of February 13, 2024 , by and among the Company, Biofrontera Pharma GmbH (“Pharma”), and Biofrontera Bioscience GmbH (“Bioscience”). The LSA amends and restates the license and supply agreement, originally dated as of October 1, 2016, between the Company, Pharma and Bioscience and which was previously amended on July 1, 2019, June 16, 2021, October 8, 2021, December 5, 2023 and January 26, 2024.

Among other things, the LSA has been amended to (i) change the Transfer Price (as defined in the LSA) to 25% through 2025 and then increasing over time pursuant to the schedule set forth in the LSA to a maximum of 35% starting in 2032, subject to a minimum dollar amount per unit, from the previous Transfer Price of 50% of annual revenue up to $30 million, and then decreasing on further sales until reaching 30% of annual revenue at and above $50 million, (ii) provide for the transfer of responsibilities for Ongoing Trials (as defined in the LSA) on or before June 1, 2024, including the Company assuming related contracts and transferring key personnel from Pharma and Bioscience to the Company, and (iii) make the failure to achieve the applicable Annual Minimum Sales (as defined in the LSA) a termination event in certain circumstances, unless waived by Pharm and Bioscience. The LSA also includes an Addendum to the LSA which modifies a schedule of payments in relation to various financial obligations among the Company, Pharma, Bioscience, and Biofrontera AG (the parent company of Pharma and Bioscience), including terms relating to payments by the Company to Pharma for purchases of Licensed Products (as that term is defined in the LSA) under the LSA.

In connection with the LSA, the Company entered into a Release of Claims (the “Release”), dated February 13, 2024, between the Company, Pharma and Bioscience, pursuant to which the Company agreed to release Pharma and Bioscience from all claims and liabilities arising out of or relating to any failure by Pharma and Bioscience to perform certain obligations under the LSA with respect to clinical trials that the Company will assume responsibility for under the LSA.

This description of the LSA and the Release does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA and the Release, as applicable, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 20, 2024, the Company issued a press release announcing the amendment to the LSA, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events

On February 20, 2024, the Company announced that it has entered into securities purchase agreements with healthcare-focused institutional investors led by Rosalind Advisors, Inc. Pursuant to the securities purchase agreements, the Company will issue to the purchasers (a) an aggregate $6.6 million in shares of a newly created Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) and (b) an aggregate $1.4 million in warrants to purchase shares of the Company’s Series B-3 Convertible Preferred Stock (the “Series B-3 Preferred”) with an aggregate exercise price of $8 million (the “Warrants”). The Warrants will be exercisable until the earlier of (i) 5 days following the date of completion of (A) the Company’s public announcement of (I) at least 95% of the Company’s territory managers, medical science liaisons, and reimbursement employees are using the Company’s newly implemented customer relationship management system routinely or on a performance improvement plan and (II) the Company’s revenue for the period starting on January 1, 2024 and ending no earlier than April 30, 2024 excluding revenue from related parties (including Biofrontera AG) is at least 5% higher than the Company’s revenue excluding revenue from related parties (including Biofrontera AG) for the corresponding period of the same length, starting on January 1, 2023, for which an announcement shall be made promptly after certification by the Company’s board of directors that such targets have been completed, and (B) the approval by the Company’s stockholders of certain proposals related to the private placement, and (C) the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the resale of the common stock underlying all shares of Series B-3 Preferred Stock (as defined below) and (ii) the five-year anniversary of the issuance of the warrants.

Shares of Series B-1 Preferred Stock and Series B-3 Preferred Stock, upon exercise of the warrants, will be issued at a price of $1,000.00 per share. Holders of any Series B-1 or B-3 Preferred Stock may not convert their shares into common shares if, after giving effect to such conversion, such holder would beneficially own more than 9.9% of the then-outstanding Common Stock. Conversion of all of the shares of Series B-3 Convertible Preferred Stock into shares of common stock of the Company is subject to approval by the Company’s stockholders of an increase in the Company’s authorized shares of common stock. The shares of Series B-1 Preferred Stock convert into 9,310,677 shares of common stock at a conversion price of $0.7074. The shares of Series B -3 Convertible Preferred Stock to be issued upon exercise of all of the warrants convert into 11,309,019 shares of common stock (disregarding any conversion or beneficial ownership limitations) at a conversion price of $0.7074. The consideration for each warrant is $0.125 per share of common stock that each share of Series B-3 Convertible Preferred Stock may be converted into.

Biofrontera anticipates that aggregate gross proceeds will be up to $16 million, if all warrants are exercised, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. This private placement is expected to close on or about February 21, 2024, subject to customary closing conditions.

The Company agreed to appoint up to two directors nominated by Rosalind Advisors to the board of directors of the Company. The Company also agreed to file a registration statement providing for the resale of the common stock issuable upon the conversion of the Series B-1 Preferred and the Series B-3 Preferred.

The Company intends to use the upfront net proceeds from the private placement to fund the Company’s general business operations and ongoing activities related to expediting the development and approval of additional indications for the Company’s lead product Ameluz. The product is currently approved in conjunction with the BF-RhodoLED lamp series for the treatment of mild to moderate actinic keratosis on the face and scalp (AK).

The securities to be issued in connection with the private placement described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933 and such applicable state securities laws. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission, for purposes of registering the resale of the common stock issued or issuable in connection with the private placement.

A copy of the press release announcing the private placement is attached hereto as Exhibit 99.2. Neither the press release not this Form 8-K shall constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

10.1	Second Amended and Restated License and Supply Agreement, dated February 19, 2024, between the Company, Pharma and Bioscience.
10.2	Release of Claims, dated February 13, 2024, between the Company, Pharma and Bioscience.
99.1	Press release with respect to the amendment to the LSA, dated February 20, 2024
99.2	Press release announcing the Offering, dated February 20, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 20, 2024 (Date)		Biofrontera Inc. (Registrant)

	By:	/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer